CONTACT:
U.S. Physical Therapy, Inc.
Carey Hendrickson, Chief Financial Officer
          email: Chendrickson@usph.com
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Reports
First Quarter 2022 Results
Declares Quarterly Dividend

Houston, TX, May 5, 2022 – U.S. Physical Therapy, Inc. ("USPH" or the “Company”) (NYSE: USPH), a national operator of outpatient physical therapy clinics and provider of industrial injury prevention (“IIP”) services, today reported results for the first quarter ended March 31, 2022 (“2022 First Quarter”).

HIGHLIGHTS

•
Operating Results per diluted share, a non-GAAP measure (defined below), was $0.65 per diluted share for the 2022 First Quarter as compared to $0.64 for the three months ended March 31, 2021 (“2021 First Quarter”).

•
For the 2022 First Quarter, USPH’s net income attributable to its shareholders, a Generally Accepted Accounting Principles (“GAAP”) measure, was $8.8 million compared to $8.2 million for the 2021 First Quarter.  GAAP requires the Company to include a charge for the revaluation of its non-controlling interest, net of taxes, in its computation of earnings per diluted share. Earnings per diluted share on a GAAP basis, was $0.67 for the 2022 First Quarter as compared to $0.21 for the 2021 First Quarter.

•
Adjusted EBITDA, a non-GAAP measure (defined below), was $17.9 million for the 2022 First Quarter, a 14.2% increase from $15.6 million for the 2021 First Quarter. See pages 10 through 11 for a discussion and reconciliation to results according to GAAP.

•	Average visits per clinic per day in the 2022 First Quarter was 27.9, up from 27.1 in the 2021 First Quarter.
•
Total patient visits were 1,063,519 for the 2022 First Quarter, an increase of 12.2% from 947,788 for the 2021 First Quarter. On a same store basis, visits increased 5.9% in the 2022 First Quarter as compared to the 2021 First Quarter.

•	The net rate per patient visit was $103.00 in the 2022 First Quarter as compared to $104.72 in the 2021 First Quarter due to rate reductions implemented by Medicare in 2022.
•	Net patient revenue from physical therapy operations was $109.5 million for the 2022 First Quarter, an increase of 10.4% from $99.3 million for the 2021 First Quarter.
•
Industrial injury prevention (“IIP”) services revenue was an all-time high of $19.1 million for the 2022 First Quarter, representing a 90.5% increase over the 2021 First Quarter. Excluding $6.8 million of revenue related to the November 2021 IIP acquisition, IIP services revenue increased 22.4% period over period.

•	Total revenue of $131.7 million for the 2022 First Quarter was 17.2% higher than total revenue of $112.4 million for the 2021 First Quarter.
•
Physical therapy operating costs were $83.09 per visit in the 2022 First Quarter as compared to $81.18 in the 2021 First Quarter, an increase of 2.4%.  On a same store basis, physical therapy operating costs per visit increased 0.4% to $81.08 in the 2022 First Quarter from $80.78 in the 2021 First Quarter.

•
Total operating cost was 79.8% of total revenue in the 2022 First Quarter, as compared to 77.0% for the 2021 First Quarter.  Total salaries and related costs were 57.1% of total revenue for the 2022 First Quarter versus 56.8% for the 2021 First Quarter.

•
On March 31, 2022, the Company acquired 70.0% of the equity interest in a six-clinic physical therapy practice in South Central Pennsylvania (Madden & Gilbert Physical Therapy, LLC). The business generates more than $7.5 million in annual revenue and has approximately 71,000 patient visits per year.

•	The Company’s Board of Directors declared a quarterly dividend of $0.41 per share payable on June 14, 2022 to shareholders of record on May 16, 2022.

U.S. Physical Therapy Press Release	Page 2
May 5, 2022

SUMMARY OF FIRST QUARTER RESULTS

For the 2022 First Quarter, the Company’s net income attributable to its shareholders was $8.8 million as compared to $8.2 million for the 2021 First Quarter.  In accordance with GAAP, the revaluation of redeemable non-controlling interest, net of taxes, is not included in net income but charged directly to retained earnings; however, the charge for this change is included in the earnings per basic and diluted share calculation. Inclusive of the charge for revaluation of non-controlling interest, net of taxes, the amount is $8.7 million, or $0.67 per diluted share, for the 2022 First Quarter, and $2.8 million, or $0.21 per diluted share, for the 2021 First Quarter.

For the 2022 First Quarter, the Company’s Operating Results, a non-GAAP measure, was $8.4 million, or $0.65 per diluted share, an increase of 2.2%, as compared to $8.2 million, or $0.64 per diluted share, for the 2021 First Quarter. See table on page 10 and 11.

First Quarter 2022 Compared to First Quarter 2021

•
Reported total revenue for the 2022 First Quarter was $131.7 million, an increase of 17.2% as compared to $112.4 million for the 2021 First Quarter.  See table below for a detail of reported total revenue (in thousands):

	Three Months Ended
	March 31, 2022	March 31, 2021
Revenue related to Mature Clinics	$102,321	$98,649
Revenue related to 2022 Clinic Additions	195	-
Revenue related to 2021 Clinic Additions	6,823	149
Revenue from clinics sold or closed in 2022	199	190
Revenue from clinics sold or closed in 2021	-	266
Net patient revenue from physical therapy operations	109,538	99,254
Other revenue	872	546
Revenue from physical therapy operations	110,410	99,800
Revenue from management contracts	2,226	2,559
Revenue from industrial injury prevention services	19,068	10,009
Total Revenue	$131,704	$112,368

•
Revenue from physical therapy operations increased $10.6 million, or 10.6%, to $110.4 million for the 2022 First Quarter from $99.8 million for the 2021 First Quarter. Net patient revenue related to clinics opened or acquired prior to 2021 and still in operation at March 31, 2022 (“Mature Clinics”) increased $3.7 million, or 3.7%, to $102.3 million for the 2022 First Quarter compared to $98.6 million for the 2021 First Quarter.

•
The average net patient revenue per visit was $103.00 for the 2022 First Quarter as compared to $104.72 for the 2021 First Quarter. Total patient visits increased 12.2% to 1,063,519 for the 2022 First Quarter from 947,788 for the 2021 First Quarter. Visits for Mature Clinics (same store) for the 2022 First Quarter increased 5.9% as compared to the 2021 First Quarter.

•	Management contract revenue decreased 13.0% to $2.2 million for the 2022 First Quarter as compared to $2.6 million for the 2021 First Quarter.

•
IIP services revenue increased 90.5% to $19.1 million for the 2022 First Quarter as compared to $10.0 million for the 2021 First Quarter.  Excluding $6.8 million of revenue related to the IIP acquisition in November 2021, IIP services revenue increased 22.4% in the 2022 First Quarter as compared to the 2021 First Quarter

U.S. Physical Therapy Press Release	Page 3
May 5, 2022

•
Total operating cost was $105.1 million for the 2022 First Quarter, or 79.8% of total revenue, as compared to $86.5 million, or 77.0% of total revenue, for the 2021 First Quarter. Operating cost related to Mature Clinics increased by $4.8 million for the 2022 First Quarter compared to the 2021 First Quarter.  On a per visit basis, operating cost related to Mature Clinics increased 0.4% from $80.78 in the 2021 First Quarter to $81.08 in the 2022 First Quarter.  In addition, operating cost related to the industrial injury prevention services business increased by $7.6 million of which $5.6 million related to the recent IIP acquisition.  See table below for a detail of operating cost (in thousands):

	Three Months Ended
	March 31, 2022	March 31, 2021
Operating cost related to Mature Clinics	$81,034	$76,221
Operating cost related to 2022 Clinic Additions	840	-
Operating cost related to 2021 Clinic Additions	6,209	136
Operating cost related to clinics sold or closed in 2022	286	249
Operating cost related to clinics sold or closed in 2021	-	334
Operating cost related to physical therapy operations	88,369	76,940
Operating cost related to management contracts	1,831	2,245
Operating cost related to industrial injury prevention services	14,916	7,287
Total operating cost	$105,116	$86,472

•
Total salaries and related costs, including all operations, were 57.1% of total revenue for the 2022 First Quarter versus 56.8% for the 2021 First Quarter.  Rent, supplies, contract labor and other costs as a percentage of total revenue were 21.8% for the 2022 First Quarter versus 19.1% for the 2021 First Quarter. The provision for credit losses as a percentage of total revenue was 1.0% for 2022 First Quarter and 1.1% for 2021 First Quarter.

•
Gross profit for the 2022 First Quarter, was $26.6 million, an increase of $0.7 million, or approximately 2.7%, as compared to $25.9 million for the 2021 First Quarter. The gross profit percentage was 20.2% of total revenue for the 2022 First Quarter as compared to 23.0% for the 2021 First Quarter. The gross profit percentage for the Company’s physical therapy operations was 20.0% for the 2022 First Quarter as compared to 22.9% for the 2021 First Quarter. The gross profit percentage on management contracts was 17.7% for the 2022 First Quarter as compared to 12.3% for the 2021 First Quarter.  The gross profit percentage for industrial injury prevention services was 21.8% for the 2022 First Quarter as compared to 27.2% for the 2021 First Quarter. The table below details the gross profit (in thousands):

	Three Months Ended
	March 31, 2022	March 31, 2021

Physical therapy operations	$22,041	$22,860
Management contracts	395	314
Industrial injury prevention services	4,152	2,722
Gross profit	$26,588	$25,896

U.S. Physical Therapy Press Release	Page 4
May 5, 2022

•
Corporate office costs were $11.6 million for the 2022 First Quarter compared to $10.9 million for the 2021 First Quarter. Corporate office costs were 8.8% of total revenue for the 2022 First Quarter as compared to 9.7% for the 2021 First Quarter.

•
Operating income for the 2022 First Quarter and 2021 First Quarter was $15.0 million. Operating income as a percentage of total revenue was 11.4% for the 2022 First Quarter as compared to 13.4% for the 2021 First Quarter.

•
The gain on revaluation of put-right liability was $603,000.  As part of the IIP business acquisition on November 30, 2021,  the Company also agreed to the potential future purchase of a separate company under the same ownership that provides physical therapy and rehabilitation services to hospitals and other ancillary providers in a distinct market area. The owners have the right to put this transaction to the Company in approximately five years, with such right having a $2.9 million value at March 31, 2022, as reflected on the Company’s consolidated balance sheet in Other long-term liabilities. The value of this right will continue to be adjusted in future periods, as appropriate,.

•
The provision for income tax was $3.5 million for the 2022 First Quarter and $2.9 million for the 2021 First Quarter. The provision for income tax as a percentage of income before taxes less net income attributable to non-controlling interest (effective tax rate) was 28.6% for the 2022 First Quarter and 26.5% for the 2021 First Quarter. See table below ($ in thousands):

	Three Months Ended
	March 31, 2022	March 31, 2021
Income before taxes	$15,480	$14,830

Less: net income attributable to non-controlling interest:
Redeemable non-controlling interest - temporary equity	(2,557)	(2,453)
Non-controlling interest - permanent equity	(626)	(1,260)
	$(3,183)	$(3,713)

Income before taxes less net income attributable to non-controlling interest	$12,297	$11,117

Provision for income taxes	$3,498	$2,944

Percentage	28.4%	26.5%

•
Net income attributable to redeemable non-controlling interest (temporary equity) was $2.6 million for the 2022 First Quarter and $2.5 million for the 2021 First Quarter.  Net income attributable to non-controlling interest (permanent equity) was $0.6 million for the 2022 First Quarter and $1.3 million for the 2021 First Quarter.

Other Financial Measures
For the 2022 First Quarter, the Company’s Adjusted EBITDA, a non-GAAP measure, was $17.9 million, an increase of 14.2% from $15.6 million in the 2021 First Quarter.  See definition, explanation and calculation of Adjusted EBITDA, a non-GAAP measure, in the schedule on page 10.

U.S. Physical Therapy Press Release	Page 5
May 5, 2022

Medicare Accelerated and Advance Payment Program (“MAAPP Funds”)
On March 27, 2020, in response to the COVID-19 pandemic, the federal government approved the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The CARES Act provided waivers, reimbursement, grants and other funds to assist health care providers during the COVID-19 pandemic, including $100.0 billion in appropriations for the Public Health and Social Services Emergency Fund, also referred to as the Provider Relief Fund, to be used for preventing, preparing, and responding to the coronavirus, and for reimbursing eligible health care providers for lost revenues and health care related expenses that are attributable to COVID-19.

The CARES Act allowed for qualified healthcare providers to receive advanced payments under the MAAPP Funds during the COVID-19 pandemic. Under this program, healthcare providers could choose to receive advanced payments for future Medicare services provided. The Company applied for and received approval from Centers for Medicare & Medicaid Services (“CMS”) in April 2020. The Company recorded the $14.1 million in advance payments received as a liability. During the 2021 First Quarter, the Company repaid the MAAPP Funds of $14.1 million rather than applying them to future services performed.

Acquisition in First Quarter 2022

On March 31, 2022, the Company acquired a 70% interest in a six-clinic physical therapy practice in South Central Pennsylvania – Madden and Gilbert Physical Therapy, LLC. The practice’s owners retained 30% of the equity interests. The purchase price for the 70% equity interest was approximately $11.5 million. The business generates more than $7.5 million in annual revenue and has approximately 71,000 patient visits per year.

The Company’s strategy is to continue acquiring multi-clinic outpatient physical therapy practices, to develop outpatient physical therapy clinics as satellites in existing partnerships and to continue acquiring companies that provide industrial injury prevention services.

Quarterly Dividend
The Board of Directors declared a quarterly dividend of $0.41 per share payable on June 14, 2022, to shareholders of record on May 16, 2022.

Management’s Comments

Chris Reading, Chief Executive Officer, said, “We finished the first quarter in strong fashion, despite a slow start, with visits heavily impacted by Omicron and our highest level ever of employee-related quarantines.  I am very pleased with our same store volume numbers along with our cost management, with same store costs up only 0.4% on a per visit basis despite significant pricing pressure on labor and materials.  We made a lot of progress in the quarter, and I am pleased with where we are as we enter a traditionally busy season for us.  On the acquisition front, we expect to have another very productive year.”

First Quarter 2022 Conference Call

U.S. Physical Therapy's management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time, on May 5, 2022, to discuss results for the Company's 2022 First Quarter. Interested parties may participate in the call by dialing 1-877-830-2598 or 785-424-1062 and entering reservation number USPHQ12022 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via webcast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed until August 5, 2022, at U.S. Physical Therapy’s website.

U.S. Physical Therapy Press Release	Page 6
May 5, 2022

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

• the multiple effects of the impact of public health crises and epidemics/pandemics, such as the novel strain of COVID-19 and its variants, for which the total financial magnitude cannot be currently estimated;
• changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification and/or enrollment status;
• revenue we receive from Medicare and Medicaid being subject to potential retroactive reduction;
• changes in reimbursement rates or payment methods from third party payors including government agencies, and changes in the deductibles and co-pays owed by patients;
• compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
• competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;
• the impact of COVID-19 related vaccination and/or testing mandates at the federal, state and/or local level, which could have an adverse impact on staffing, revenue, costs and the results of operations;
• changes as the result of government enacted national healthcare reform; • business and regulatory conditions including federal and state regulations;
• governmental and other third party payor inspections, reviews, investigations and audits, which may result in sanctions or reputational harm and increased costs;
• revenue and earnings expectations;
• legal actions, which could subject us to increased operating costs and uninsured liabilities;
• general economic conditions;
• availability and cost of qualified physical therapists;
• personnel productivity and retaining key personnel;
• competitive environment in the industrial injury prevention services business, which could result in the termination or nonrenewal of contractual service arrangements and other adverse financial consequences for that service line;
• acquisitions, and the successful integration of the operations of the acquired businesses;
• impact on the business and cash reserves resulting from retirement or resignation of key partners and resulting purchase of their non-controlling interest (minority interests);
• maintaining our information technology systems with adequate safeguards to protect against cyber-attacks;
• a security breach of our or our third party vendors’ information technology systems may subject us to potential legal action and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 of the Health Information Technology for Economic and Clinical Health Act;
• maintaining clients for which we perform management and other services, as a breach or termination of those contractual arrangements by such clients could cause operating results to be less than expected;
• maintaining adequate internal controls;
• maintaining necessary insurance coverage;
• availability, terms, and use of capital; and
• weather and other seasonal factors.

See Risk Factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021.
Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see the other sections of this report and our other periodic reports filed with the Securities and Exchange Commission (the “SEC”) for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement may no longer be accurate.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 601 outpatient physical therapy clinics in 39 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 38 physical therapy facilities for unaffiliated third parties, including hospitals and physician groups. The Company also has an industrial injury prevention services business which provides onsite services for clients’ employees including injury prevention and rehabilitation, performance optimization, post-offer employment testing, functional capacity evaluations, and ergonomic assessments.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. Physical Therapy Press Release	Page 7
May 5, 2022

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)
	Three Months Ended
	March 31, 2022	March 31, 2021

Net patient revenue	$109,538	$99,254
Other revenue	22,166	13,114
Net revenue	131,704	112,368
Operating cost:
Salaries and related costs	75,149	63,815
Rent, supplies, contract labor and other	28,662	21,457
Provision for credit losses	1,305	1,200
Total operating cost	105,116	86,472

Gross profit	26,588	25,896

Corporate office costs	11,556	10,874
Operating income	15,032	15,022

Other income and expense
Equity in earnings of unconsolidated affiliate	339	-
Interest and other income, net	46	54
Gain on revaluation of put-right liability	603	-
Interest expense - debt and other	(540)	(246)
Total other income and expense	448	(192)
Income before taxes	15,480	14,830

Provision for income taxes	3,498	2,944

Net income	11,982	11,886

Less: net income attributable to non-controlling interest:
Redeemable non-controlling interest - temporary equity	(2,557)	(2,453)
Non-controlling interest - permanent equity	(626)	(1,260)
	(3,183)	(3,713)

Net income attributable to USPH shareholders	$8,799	$8,173

Basic and diluted earnings per share attributable to USPH shareholders	$0.67	$0.21

Shares used in computation - basic and diluted	12,937	12,870

Dividends declared per common share	$0.41	$0.35

U.S. Physical Therapy Press Release	Page 8
May 5, 2022

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	March 31, 2022	December 31, 2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$24,229	$28,567
Patient accounts receivable, less allowance for credit losses of $2,799 and $2,768, respectively	49,335	46,272
Accounts receivable - other	18,239	16,144
Other current assets	4,040	4,183
Total current assets	95,843	95,166
Fixed assets:
Furniture and equipment	60,205	58,743
Leasehold improvements	40,541	39,194
Fixed assets, gross	100,746	97,937
Less accumulated depreciation and amortization	76,601	74,958
Fixed assets, net	24,145	22,979
Operating lease right-of-use assets	94,243	96,427
Investment in unconsolidated affiliate	12,422	12,215
Goodwill	443,692	434,679
Other identifiable intangible assets, net	91,546	86,382
Other assets	1,972	1,578
Total assets	$763,863	$749,426

LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, USPH SHAREHOLDERS’ EQUITY AND NON-CONTROLLING INTEREST
Current liabilities:
Accounts payable - trade	$3,272	$3,268
Accounts payable - due to seller of acquired business	3,203	3,203
Accrued expenses	51,121	45,705
Current portion of operating lease liabilities	30,625	30,475
Current portion of notes payable	799	830
Total current liabilities	89,020	83,481
Notes payable, net of current portion	4,128	3,587
Revolving line of credit	118,000	114,000
Deferred taxes	16,067	14,385
Operating lease liabilities, net of current portion	72,162	74,185
Other long-term liabilities	4,262	7,345
Total liabilities	303,639	296,983

Redeemable non-controlling interest - temporary equity	158,008	155,262

Commitments and Contingencies

U.S. Physical Therapy, Inc. ("USPH") shareholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized,
15,206,173 and 15,126,160 shares issued, respectively	151	151
Additional paid-in capital	105,205	102,688
Retained earnings	227,243	224,395
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total USPH shareholders’ equity	300,971	295,606
Non-controlling interest - permanent equity	1,245	1,575
Total USPH shareholders' equity and non-controlling interest - permanent equity	302,216	297,181
Total liabilities, redeemable non-controlling interest,
USPH shareholders' equity and non-controlling interest - permanent equity	$763,863	$749,426

U.S. Physical Therapy Press Release	Page 9
May 5, 2022

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)
	Three Months Ended
	March 31, 2022	March 31, 2021
OPERATING ACTIVITIES
Net income including non-controlling interest and earnings from unconsolidated affiliates, net	$11,982	$11,886
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation and amortization	3,824	2,681
Provision for credit losses	1,305	1,200
Equity-based awards compensation expense	1,846	1,651
Deferred income taxes	2,132	2,181
Gain on revaluation of put-right liability	(603)	-
Earnings in unconsolidated affiliate	(339)	-
Other	93	96
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(4,676)	(4,688)
(Increase) decrease in accounts receivable - other	(2,145)	220
(Increase) decrease in other assets	(735)	221
Increase in accounts payable and accrued expenses	1,445	3,969
Decrease in other long-term liabilities	(2,480)	(1,743)
Net cash provided by operating activities	11,649	17,674

INVESTING ACTIVITIES
Purchase of fixed assets	(2,528)	(1,608)
Purchase of majority interest in businesses, net of cash acquired	(11,242)	(11,747)
Purchase of redeemable non-controlling interest, temporary equity	(2,211)
Purchase of non-controlling interest, permanent equity	(99)
Proceeds on sales of partnership interest, clinics and fixed assets	4	152
Distributions from unconsolidated affiliate	132	-
Sales of non-controlling interest-permanent	-	-
Net cash used in investing activities	(15,944)	(13,203)

FINANCING ACTIVITIES
Distributions to non-controlling interest, permanent and temporary equity	(3,711)	(5,265)
Cash dividends paid to shareholders	-	-
Proceeds from revolving line of credit	35,000	60,000
Payments on revolving line of credit	(31,000)	(60,000)
Principal payments on notes payable	(332)	(145)
(Payment) receipt of Medicare Accelerated and Advance Funds	-	(14,054)
Other	-	12
Net cash used in financing activities	(43)	(19,452)

Net decrease in cash and cash equivalents	(4,338)	(14,981)
Cash and cash equivalents - beginning of period	28,567	32,918
Cash and cash equivalents - end of period	$24,229	$17,937

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$81	$62
Interest paid	$525	$298
Non-cash investing and financing transactions during the period:
Purchase of businesses - seller financing portion	$300	$300
Notes payable related to purchase of redeemable non-controlling interest, temporary equity	$246	$4,829
Notes payable due to purchase of non-controlling interest, permanent equity	$296	$-
Notes receivable related to sale of partnership interest - redeemable non-controlling interest	$-	$287
Dividends payable to USPH shareholders	$5,327	$4,514

U.S. Physical Therapy Press Release	Page 10
May 5, 2022

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

The following tables provide detail of the diluted earnings per share computation and reconcile net income attributable to USPH shareholders calculated in accordance with GAAP to Operating Results and Adjusted EBITDA. Management believes providing Operating Results and Adjusted EBITDA to investors is useful information for comparing the Company's period-to-period results.

Operating Results, a non-GAAP measure, equals net income attributable to USPH shareholders per the consolidated statements of income less the gain on the revaluation of the put-right liability.  In accordance with GAAP, the revaluation of redeemable non-controlling interest, net of tax, is included in the earnings per basic and diluted share calculation, although it is not included in net income but charged directly to retained earnings.

Adjusted EBITDA is defined as net income attributable to USPH shareholders before interest income, interest expense, taxes, depreciation, amortization, gain on revaluation of put-right liability and equity-based awards compensation expense.   Management believes reporting Adjusted EBITDA is useful information for investors in comparing the Company’s period-to-period results as well as comparing with similar businesses which report adjusted EBITDA as defined by their company.

Management uses Operating Results and Adjusted EBITDA, which eliminates certain items described above that can be subject to volatility and unusual costs, as one the principal measures to evaluate and monitor financial performance period over period.  Management believes that Operating Results and Adjusted EBITDA is useful information for investors to use in comparing the Company's period-to-period results as well as for comparing with other similar businesses since most do not have redeemable instruments and therefore have different equity structures.

Operating Results and Adjusted EBITDA are not measures of financial performance under GAAP. Adjusted EBITDA and Operating Results should not be considered in isolation or as an alternative to, or substitute for, net income attributable to USPH shareholders presented in the consolidated financial statements.

U.S. Physical Therapy Press Release	Page 11
May 5, 2022

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
OPERATING RESULTS AND ADJUSTED EBITDA
2022 PERIODS COMPARED TO 2021 PERIODS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Computation of earnings per share - USPH shareholders:
Net income attributable to USPH shareholders	$8,799	$8,173
Credit (charges) to retained earnings:
Revaluation of redeemable non-controlling interest	(153)	(7,270)
Tax effect at statutory rate (federal and state) of 25.55%	39	1,857
	$8,685	$2,760

Earnings per share (basic and diluted)	$0.67	$0.21

Adjustments:
Gain on revaluation of put-right liability	(603)	-
Revaluation of redeemable non-controlling interest	153	7,270
Tax effect at statutory rate (federal and state)	115	(1,857)
Operating Results (a non-GAAP measure)	$8,350	$8,173

Basic and diluted Operating Results per share (a non-GAAP measure)	$0.65	$0.64

Shares used in computation - basic and diluted	12,937	12,870

	Three Months Ended March 31,
	2022	2021

Net income attributable to USPH shareholders	$8,799	$8,173

Adjustments:
Depreciation and amortization	3,824	2,681
Interest income	(46)	(54)
Gain on revaluation of put-right liability	(603)	-
Interest expense - debt and other	540	247
Provision for income taxes	3,498	2,944
Equity-based awards compensation expense	1,846	1,651
Adjusted EBITDA (a non-GAAP measure)	$17,858	$15,642

U.S. Physical Therapy Press Release	Page 12
May 5, 2022

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
RECAP OF PHYSICAL THERAPY OPERATIONS
CLINIC COUNT

Date	Number of Clinics

March 31, 2021	564
June 30, 2021	575
September 30, 2021	579
December 31, 2021	591

March 31, 2022	601